Exhibit 99.16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Equity Trust, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of American Beacon SGA Global Growth Fund into Virtus SGA Global Growth Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 27th day of November, 2018.

/s/ Thomas J. Brown
George R. Aylward, Trustee	Thomas J. Brown, Trustee

/s/ Donald C. Burke	/s/ Roger A. Gelfenbien
Donald C. Burke, Trustee	Roger A. Gelfenbien, Trustee

/s/ Sidney E. Harris
Sidney E. Harris, Trustee	John R. Mallin, Trustee

/s/ Hassell H. McClellan	/s/ Connie D. McDaniel
Hassell H. McClellan, Trustee	Connie D. McDaniel, Trustee

/s/ Philip R. McLoughlin	/s/ Geraldine M. McNamara
Philip R. McLoughlin, Trustee	Geraldine M. McNamara, Trustee

/s/ James M. Oates	/s/ Richard E. Segerson
James M. Oates, Trustee	Richard E. Segerson, Trustee

All signatures need not appear on the same copy of this Power of Attorney.